FORM OF INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235


Name
Address

Dear __________:

         This information statement certifies that _______________ is the registered holder of ______________ shares of common stock of Triwest Management Resources Corporation, a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ________________

Triwest Management Resources Corporation

By: ___________________                                              [SEAL]
    Devinder Randhawa, President

By: ___________________
    Bob Hemmerling, Secretary